SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C.   20549



                               Form 8-K/A


 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     April 30, 1996


                            McRAE INDUSTRIES, INC.
            (Exact name of registrant as specified in its charter)


      Delaware                        1-8578                  56-0706710
(State or other jurisdiction       (Commission              (IRS Employer
of incorporation)                 File Number)         Identification No.)
 402 North Main Street
Mt Gilead, North Carolina                                       27306
(Address of principal executive offices                       (Zip Code)

Registrant's telephone number, including area code   (910) 439-6147



       (Former name or former address, if changed since last report.)

Item 2. Acquisition or Disposition of Assets.

(a) As previously reported, on April 30, 1996, McRae Industries, Inc. (McRae) entered into a Stock Purchase Agreement which provided among other things, for McRae to purchase all of the outstanding common stock of American West Trading Company (American West)from its then current shareholders. American West is a manufacturer and distributor of western and work boots with manufacturing facilities located in Dresden and Waverly, Tennessee. American West sells it's boots nationwide to major retail and specialty chain stores.

Item 7. Financial Statements and Exhibits.
(a) Financial Statements. In response to this item, the financial statements of American West Trading Company for the year ended December 31, 1995 and 1994, are included herein as Exhibit (99)(a).

(b) Pro Forma Financial Information. In response to this item, certain pro forma financial information with respect to the purchase for the nine months ended April 27, 1996 and the twelve months ended July 29, 1995, is included herein as Exhibit (99)(b).

(c)  Exhibits:

   Exhibit No.                                      Description

       (2) Stock Purchase Agreement (including exhibits)(Incorporated by reference to Exhibit (2) to McRae Industries, Inc. current report on Form 8-K dated May 10, 1996.)


      (27)                               McRae's Financial Data Schedule.
                                         (Incorporated by reference to Exhibit
                                         (27) to McRae's 1996 Third Quarter
                                         Report on Form 10-Q.)

      (99)(a) Financial statements of American West Trading Company for the years ended December 31, 1995 and 1994.

      (99)(b) Pro Forma financial information for the nine month period ended April 27, 1996 and the twelve month period ended July 29, 1995.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          McRae Industries, Inc.
                                               (Registrant)

     Date:   June 26, 1996                By: /s/B.J. McRae
                                              President
                                              (Principal Executive Officer)

     Date:   June 26, 1996                By:  /s/David K. Helms
                                               Vice President-Finance
                                               (Principal Financial Officer)


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Exhibit Index

EXHIBIT NO.                   DESCRIPTION                             PAGE NO.


     (2)                      Stock Purchase Agreement
                              (including exhibits) (In-
                              corporated by reference to
                              Exhibit (2) to McRae Industries,
                              Inc. current report on Form 8-K
                              dated May 10, 1996.)


     (27)                     McRae's Financial Data Schedule
                              (Incoprorated by reference to
                              Exhibit (27) to McRae's 1996
                              Third Quarter Report on Form 10-Q.)


     (99)(a)                  Financial Statements of American           1-10
                              West Trading Company for the years
                              ended December 31, 1995 and 1994.


     (99)(b)                  Pro Forma Financial Information for       11-13
                              the nine month period ended April 27,
                              1996 and the twelve month period ended
                              July 29, 1995.

                                                            Exhibit (99)(a)
Independent Accountants' Report

Board of Directors
American West Trading Company
Mt. Gilead, North Carolina

  We have audited the accompanying balance sheet of AMERICAN WEST TRADING COMPANY as of December 31, 1995, and the related statements of operations and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AMERICAN WEST TRADING COMPANY as of December 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

  As discussed in Note 1, American West Trading Company may be economically dependent upon its parent company, which acquired the Company on April 30, 1996.


/s/ Gleiberman Spears Shepherd & Menaker, P.A.

Charlotte,  NC
May 10, 1996

Independent Accountants' Report

Board of Directors
American West Trading Company
Clarksville, Tennessee

  We have audited the accompanying balance sheet of AMERICAN WEST TRADING COMPANY (formerly Stetson Boot and Shoe Company, Inc.) as of December 31, 1994, and the related statements of operations and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AMERICAN WEST TRADING COMPANY as of December 31, 1994, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


/s/ Baird, Kurtz & Dobson

Bowling Green, Kentucky
February 23, 1995

                                                      Exhibit (99)(a)
 BALANCE SHEETS
AMERICAN WEST TRADING COMPANY

                                           December 31,         December 31,
                                               1995                  1994
ASSETS

CURRENT ASSETS

 Cash                              $         77,015       $       $ 317,237
 Accounts receivable, less allowances
 for doubtful accounts of $167,000
 and $47,200, respectively                1,715,952               1,828,462
 Inventories                              3,746,203               3,518,623
 Prepaid expenses                            21,943                  44,703
 Deferred income taxes                       57,500                  39,000
    Total Current Assets                  5,618,613               5,748,025

PROPERTY, PLANT AND EQUIPMENT
 Land                                        37,500                  37,500
 Buildings and improvements                 624,459                 624,459
 Machinery and equipment                  2,043,422               2,012,511
                                          2,705,381               2,674,470
 Less accumulated depreciation            1,169,078                 852,844
                                          1,536,303               1,821,626
OTHER ASSETS                                  2,414                  78,524
                                      $   7,157,330           $   7,648,175


LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Notes payable to bank              $    4,438,587           $   3,545,496
  Accounts payable                        1,620,014               1,962,657
  Current maturities of long-term debt      134,761                 228,582
  Accrued expenses                          200,235                 150,494
    Total Current Liabilities             6,393,597               5,887,229
LONG-TERM DEBT                              695,195               1,170,332
DEFERRED INCOME TAXES                        21,000                  21,000

STOCKHOLDERS' EQUITY
  Common stock, no par value; $.25 stated
   value; authorized 775,000 shares,
   issued and outstanding 400,000 shares    100,000                 100,000
  Additional paid-in capital                103,500                 103,500
  Retained earnings (deficit)              (155,962)                366,114
                                             47,538                 569,614

                                       $  7,157,330            $  7,648,175


See notes to financial statements.

STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
AMERICAN WEST TRADING COMPANY

For the Years Ended                      December 31,          December 31,
                                             1995                 1994

Net sales                              $  18,660,000          $ 18,657,726
Cost of goods sold                        16,231,147            16,372,408
  Gross profit                             2,428,853             2,285,318
Operating  expenses                        2,296,809             2,045,349
Income from operations                       132,044               239,969
Other income (expense)
  Interest expense                          (516,154)             (404,624)
  Amortization expense                     (  98,445)            (  42,410)
  Stockholders' distributions              (   9,943)             (153,082)
  Other                                     ( 48,078)                2,412
                                            (672,620)             (597,704)
(Loss)  before income taxes                 (540,576)             (357,735)
Credit for income taxes                     ( 18,500)            (  25,000)
Net loss                                    (522,076)             (332,735)
Retained earnings, beginning of year         366,114               698,849
Retained (deficit) earnings, end of year  $ (155,962)        $     366,114


See notes to financial statements.

STATEMENTS OF CASH FLOWS
AMERICAN WEST TRADING COMPANY

For the Years Ended                         December 31,       December 31,
                                                 1995               1994
CASH FLOWS FROM OPERATING ACTIVITIES
 Net  (loss)                              $    (522,076)        $ (332,735)
 Items not requiring (providing) cash:
    Depreciation and amortization               392,344            351,517
    Deferred income taxes                       (18,500)           (19,000)
 Changes in operating assets and liabilities:
    Accounts receivable                         112,510            193,869
    Inventories                                (227,580)           784,326
    Prepaid expenses and other                   22,760            (15,430)
    Accounts payable and accrued expenses      (292,902)        (1,074,837)
    Other                                          -               (15,842)
      Net cash used in operating activities    (533,444)          (128,132)

CASH FLOWS FROM INVESTING ACTIVITIES
 Purchase of property and equipment             (30,911)           (74,453)

CASH FLOWS FROM FINANCING ACTIVITIES
 Net borrowings from notes payable to bank      452,054            592,159
 Principal payments on long-term debt          (127,921)          (102,973)
 Payment of deferred financing costs               -               (40,750)
 Net cash provided by financing activities      324,133            448,436

Net Increase (Decrease) in Cash                (240,222)           245,851
CASH, BEGINNING OF YEAR                         317,237             71,386
CASH, END OF YEAR                          $     77,015         $  317,237


See notes to financial statements.

NOTES TO FINANCIAL STATEMENTS
AMERICAN WEST TRADING COMPANY
DECEMBER 31, 1995 AND 1994

1. SUBSEQUENT EVENT AND FINANCIAL DEPENDENCE

On April 30, 1996, all of the outstanding common stock of the Company was acquired by McRae Industries, Inc. (McRae) from the former shareholders. In connection with the acquisition, McRae also guaranteed payment of the Company s notes payable to bank (see Note 4).

These financial statements have been prepared based upon the assumption that the Company will continue as a going concern. However, the Company has incurred substantial net losses and negative cash flows from operating activities during fiscal 1995 and 1994 and has been unable to meet the requirements of its debt covenants under notes payable to the bank. The Company may therefore be economically dependent upon McRae until such time that the Company s operating results sufficiently improve for it to meet its obligations as they become due and its related debt covenant requirements.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of business
The Company manufactures and sells western and work boots and shoes throughout the United States. The Company s principal customers are retailers, mail order catalog companies and other footwear manufacturers.

Inventory
Inventories are stated at the lower of cost using the first in, first-out method or market.

Property, Plant  and Equipment
Property, plant, and equipment are stated at cost. Depreciation and amortization are provided on a straight line method for financial reporting purposes and by accelerated methods for income tax purposes.

Income Taxes
For federal income tax purposes, the Company is organized as an S Corporation. As a result, the liability for federal income taxes passes through to the stockholders, and no provision for federal income taxes is recorded by the Company. The state of Tennessee does not recognize S Corporation tax status; therefore, a provision for Tennessee excise tax is recorded by the Company. Stockholders' distributions include amounts paid to stockholders in lieu of regular S Corporation distributions to enable the shareholders to pay personal income taxes on corporate earnings.

Deferred tax liabilities and assets are recognized for the tax effects of differences between the financial statement and tax bases of assets and liabilities. A valuation allowance is established to reduce deferred tax assets if it is more likely than not that a deferred tax asset will not be realized.

Other Assets
Deferred financing and organization costs are being amortized on a straight-line basis over the respective useful lives.

NOTES TO FINANCIAL STATEMENTS
AMERICAN WEST TRADING COMPANY
DECEMBER 31, 1995 AND 1994

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates included in the financial statements relate to the net realizable value of inventory at December 31, 1995.

Reclassifications
Certain reclassifications have been made to the prior years financial statements and notes thereto to conform with the current year presentation.

Accounting Standards Not Yet Adopted
Statement of Financial Accounting Standards No. 121 - Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of is effective for fiscal years beginning after December 15, 1995. This statement establishes standards for accounting for the impairment of long-lived assets, certain identifiable intangibles, and goodwill related to those assets to be held and used and for long-lived assets and certain identifiable intangibles to be disposed of. Management believes the adoption of this standard will not have a material impact on the financial statements.


3. INVENTORIES

 The components of inventory at each year end are as follows:


                                        1995                         1994

Raw materials                   $   1,124,523                $    1,186,063
Work in process                       384,051                       442,830
Finished goods                      2,237,629                     1,889,730
                                $   3,746,203                 $   3,518,623


 4. NOTES PAYABLE TO BANK

Notes payable to bank consist of several notes that are due on demand. These notes, which bear interest at prime plus 2% (10.25 % and 10.5 % at December 31, 1995 and 1994, respectively), are secured by the assets of the Company and the personal guarantees of the stockholders of record prior to April 30, 1996.

In connection with several of the above notes, the Company is required to maintain a compensating cash balance of $100,000. Additionally, the Company

NOTES TO FINANCIAL STATEMENTS
AMERICAN WEST TRADING COMPANY
DECEMBER 31, 1995 AND 1994

is required, among other things, to maintain certain financial conditions, including a debt-to-equity ratio not to exceed 8.5 to 1.0 and stockholders' equity of at least $800,000. The Company has failed to meet the debt covenant requirements, consequently, these loan obligations have become callable at the bank's option and are classified as current liabilities.


5.  LONG-TERM DEBT

                                              1995                     1994

Note payable, Drerup Enterprises (A)         $ 84,453             $  110,572
Note payable, Bay-Bee Shoe Corp. (B)          159,606                178,601
Note payable, State of Tennessee (C)          198,279                243,120
Note payable, State of Tennessee (D)          343,937                361,674
Note payable, Mid Cumberland Area
 Development Corporation (E)                   43,681                 63,910
Note Payable, TransFinancial Bank NA (F)         -                   441,037
                                              829,956              1,398,914
Less current maturities                       134,761                228,582
                                             $695,195             $1,170,332


The aggregate annual maturities of long-term debt at December 31, 1995 and 1994 are as follows:

                                               1995               1994
1995                                      $    -                 $228,582
1996                                        134,761               240,396
1997                                        142,063               250,035
1998                                        113,755               191,059
1999                                         93,863               143,471
2000                                         61,634                61,634
Thereafter                                  283,880               283,737
                                           $829,956            $1,398,914
(A) Due December 15, 1998; payable $3,000 monthly including interest at 10.00%; secured by real estate.

(B) Due June 1, 2001; payable $3,000 monthly including interest at 10.00%; secured by machinery and equipment.

(C) Due March 30, 2000; payable in 60 monthly payments of $4,015 including interest of 1.50% and then 24 monthly payments of $4,057 including interest of 2.50%; secured by equipment and personal guarantees of stockholders of record prior to April 30, 1996.

(D) Due March 1, 2013; payable in 60 monthly payments of $1,930 including interest of 1.50%, then 60 monthly payments of $2,073 including interest of 2.50%, then 120 monthly payments of $2,175 including interest of 3.50%; secured by real estate and personal guarantees of stockholders of record prior to April 30, 1996.

NOTES TO FINANCIAL STATEMENTS
AMERICAN WEST TRADING COMPANY
DECEMBER 31, 1995 AND 1994

(E) Due December 31, 1997; payable $1,915 monthly including interest at 5.00%; secured by equipment and personal guarantees of stockholders of record prior to April 30, 1996.

(F) Consists of three notes maturing in June 1999 and December, 1997; one note payable $50,000 annually plus interest, the other two payable $3,660 and $1,900 monthly plus interest; interest on all notes is prime plus 2%; all three notes secured by the assets of the Company and the personal guarantees of stockholders of record prior to April 30, 1996.

6.  OPERATING LEASES

Noncancellable operating leases for machinery and equipment expire in various years through 1998 and require the Company to pay all executory costs (property taxes, maintenance and insurance).

The future minimum lease payments at December 31, 1995 and 1994  were:

                                     1995                         1994
1995                                  -0-                       $129,996
1996                                $182,428                     124,876
1997                                 160,001                     103,545
1998                                  44,310                      11,910
1999                                   2,600                       -0-
Future minimum lease payments       $389,339                    $370,327


Rental expense for all operating leases totaled $ 249,423 and $247,656 during 1995 and 1994, respectively. The Company rents an office building under an operating lease on a month to month basis with K and G Enterprises, an entity owned by two of the Company's former stockholders. Rent paid on this lease was $ 18,702 and $16,077 during 1995 and 1994, respectively.


7.  INCOME TAXES

The credit for income taxes includes these components:
                                           1995                    1994
Taxes currently refundable              $   -0-                   $( 6,000)
Deferred income taxes                    (18,500)                  (19,000)
                                        $(18,500)                 $(25,000)

NOTES TO FINANCIAL STATEMENTS
AMERICAN WEST TRADING COMPANY
DECEMBER 31, 1995 AND 1994

The tax effects of temporary differences related to deferred taxes shown on the balance sheets were:

                                           1995                  1994
Deferred tax assets:
 Allowance for doubtful accounts       $  10,000             $    3,000
 Inventory overhead costs capitalized
  for tax purposes                        13,000                 11,000
 Accrued compensated absences              4,000                  5,000
 Net operating loss carryforwards         33,000                  9,000
 Other                                    (2,500)                11,000
                                          57,500                 39,000
Deferred tax liability:
 Accumulated depreciation                (21,000)               (21,000)

 Net deferred tax asset                 $ 36,500             $   18,000


A reconciliation of income tax credit at the statutory rate to the Company's actual income tax credit is shown below:
                                           1995                    1994

 Computed at the statutory rate (6%)    $ (32,434)              $  (21,464)
 Increase (decrease) resulting from:
  Nondeductible items                       2,100                    2,103
Other                                      11,834                 (  5,639)

 Actual tax credit                     $  (18,500)              $  (25,000)


As of December 31, 1995, the Company has unused Tennessee operating loss carryforwards of $564,759 which expire in 2009 and 2010.



8.  ADDITIONAL  INFORMATION
The company extends credit generally without collateral to its customers throughout the United States. At December 31, 1995 and 1994 68% and 33% or $1,169,021 and $612,527, respectively, of the Company s account receivables, were due from five customers. Sales to two customers amounted to approximately 54% and 57% of net sales during 1995 and 1994, respectively.

Interest paid during 1995 and 1994 amounted to $505,117 and $402,001, respectively. Total income tax payments during 1994 were $9,537.

During 1994, the Company acquired $308,523 of equipment through the reduction of certain accounts receivable and transferred $2,000,000 of a line of credit balance into a term note.

                                                           Exhibit(99)(b)
               PRO FORMA COMBINED CONDENSED BALANCE SHEET
                             APRIL 27, 1996
                               (UNAUDITED)

  The following unaudited pro forma combined condensed balance sheet combines the consolidated historical balance sheets of McRae Industries, Inc. (McRae) and American West Trading Company (West) as if both entities had been combined (see note A) as of July 31, 1994, on a purchase accounting basis.
                                                        Pro Forma   Pro Forma
                                         McRae   West   Adjustments  Combined
Assets (In Thousands)
Current assets:
  Cash and cash equivalents              $256      $ 27      $(325)(A)   $(42)
  Securities                            1,241                           1,241
  Accounts and notes receivable, net    6,265     1,357                 7,622
  Inventories                           8,785     4,417                13,202
  Other                                 1,294                           1,294
     Total current assets              17,841     5,801       (325)    23,317

Property, plant and equipment, net      4,622     1,446        712 (C)  6,780

Other assets:
  Related party receivables             2,360                           2,360
  Notes receivable                        853                             853
  Net investment in capitalized leases  1,771                           1,771
  Goodwill                                678                             678
  Other                                 1,529         2        550 (A)  1,531
                                                              (550)(C)
    Total other assets                  7,191         2                 7,193
        Total Assets                  $29,654    $7,249       $  387  $37,290

Liabilities and Shareholders' Equity
Current liabilities:
 Notes payable to bank                           $4,588    $(4,588)(B)
 Current portion of long term debt                  137         83 (A)   $389
                                                               169 (B)
 Accounts payable                      $1,847     1,918                 3,765
 Deferred revenues                      1,182                           1,182
 Other                                  2,476       119                 2,595
    Total current liabilities           5,505     6,762     (4,336)     7,931
Long term debt                                      649      4,419 (B)  5,150
                                                                82 (A)
Minority Interest                         794                             794
Shareholders' Equity:
 Common Stock                           2,731       100          8 (A)  2,739
                                                              (100)(C)
 Additional Paid-in Capital               676       104       (104)(C)    728
                                                                52 (A)
 Treasury Stock                           (24)                            (24)
 Retained Earnings                     19,972      (366)       366 (C) 19,972
    Total Shareholders' Equity         23,355      (162)       222     23,415

   Total                              $29,654    $7,249       $387    $37,290

See accompanying notes to pro forma financial information

                 PRO FORMA COMBINED CONDENSED INCOME STATEMENTS
                            (McRAE AND AMERICAN WEST)
                                   (UNAUDITED)

    The following unaudited pro forma combined condensed statements of income present the combined statements of income of McRae and West assuming the companies had been combined (see note A) for each period presented on a purchase accounting basis (effective as of July 31, 1994).
                                                      Pro Forma     Pro Forma
                              McRae         West     Adjustments     Combined

Nine Months ended April 27, 1996 (In thousands except per share data)

Net Revenues                $31,623        $12,697                   $44,320
Costs and expenses:
  Cost of revenues           22,108         10,848        $41(E)      32,997
  Selling general and
    administrative            7,818          1,563                     9,381
  Other:
   Interest expense               6            393       (78)(D)         321
   Interest income             (187)                                    (187)
   Other                       (108)            (2)                     (110)
                               (289)           391        (78)            24
   Total costs and expenses  29,637         12,802        (37)        42,402
 Earnings (loss) before
 income taxes and
 minority interest            1,986           (105)        37          1,918
 Provision (credit) for
   income taxes                 752             (6)       (16)(F)        730
 Minority interest               57                                       57
 Net Earnings (Loss)         $1,177          $ (99)      $ 53         $1,131
 Net Earnings per
   Common Share (G)            $.43                                     $.41
 Weighted average number
   of Common Shares
   outstanding (G)        2,729,491                                2,737,590

Twelve Months Ended July 29, 1995

Net Revenues                $40,624          $17,918                  $58,542
Costs and expenses:
  Cost of revenues           27,389           15,629        $49(E)     43,067
  Selling general and
    administrative            9,930            2,442                   12,372
  Other:
    Interest expense             48              477         (73)(D)      452
    Interest income            (395)                                     (395)
    Other                       (82)              12                      (70)
                               (429)             489         (73)         (13)
  Total costs and expenses   36,890           18,560         (24)      55,426
Earnings (loss) before
  income taxes and
  minority interest           3,734             (642)         24        3,116
Provision (credit) for
  income taxes                1,403              (39)       (180)(F)    1,184
Minority interest               147                                       147
Net earnings(Loss)           $2,184            $(603)       $204       $1,785
Net Earnings per
  Common Share (G)             $.80                                      $.65

Weighted average
number ofCommon
Shares Outstanding (G)    2,731,210                                 2,739,309

See accompanying notes to pro forma financial information.

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                 NOTES TO PRO FORMA FINANCIAL INFORMATION

  The pro forma information presented is not necessarily indicative of the results of operations or the combined financial position that would have resulted had the purchase indicated in the notes to the pro forma financial information below been consummated at the beginning of the periods indicated, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined entities. The pro forma statements should be read in conjunction with the historical financial statements and footnotes thereto used in the preparation of such pro forma statements.


(A) On April 30, 1996, McRae acquired all of the outstanding shares of American West for cash of $325,000, notes of $45,000, 8,099 shares of McRae's Class A common stock valued at $7.41 or $60,000 in total, $120,000 for an employment and not to compete agreement, and paid certain acquisition costs. The acquisition has been accounted for using the purchase method of accounting and, accordingly, the purchase price has been allocated to the assets acquired and the liabilities assumed based upon their fair values of April 30, 1996.

(B) Assumes the proceeds of a $4,588,000 term loan was used to repay the notes payable to bank. Subsequent to April 30, 1996, West refinanced certain debt obligations including the notes payable to the bank with a $5,600,000 term loan from another bank.

(C) Elimination of investment on McRae's financial statements and records West's net assets at fair value at date of acquisition.

(D) Assumes West would have lower interest expense based on McRae's ability to guarantee loans.

(E) Higher depreciation expenses caused by increased values of property, plant and equiment recorded at fair values.

(F)  Recording effective tax rate of combined entities.

(G) Income per share data has been computed based on the combined historical net income using the historical weighted average shares outstanding of McRae's common stock adjusted to reflect the additional shares included in the purchase price.

(H) As indicated by the foregoing unaudited pro forma financial information and based solely on combined financial information as of April 27, 1996, upon consummation of the purchase of American West, McRae's historical net income per common share for the nine months ended April 27, 1996 and year ended July 29, 1995, each would have been dilutive. It should not necessarily be assumed, however that the foregoing data will represent actual dilution with respect to the purchase of American West.

(I) Certain reclassifications have been included herein to conform the presentations.

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